Exhibit 99.1

      AMERICAN SOFTWARE AND LOGILITY REPORT UPDATE TO THIRD QUARTER FISCAL
                                YEAR 2005 RESULTS

ATLANTA, March 3 /PRNewswire-FirstCall/ -- American Software (Nasdaq: AMSWA) and Logility, Inc. (Nasdaq: LGTY) today announced unaudited financial results for the third quarter of fiscal year 2005. The management of both the companies has been notified by their auditors that $290,000 of revenue included in the financial results for the period ending January 31, 2005 was subject to further review prior to finalization of each company's 10Q filing. If the revenue is recognized in a later quarter, then the earnings per share as stated in the announcement for American Software would be reduced by approximately one cent per share and the earnings per share as stated in the Logility announcement would be reduced by approximately two cents per share.

About American Software, Inc.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 87% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: http://www.amsoftware.com or E-mail: ask@amsoftware.com

About Logility

With more than 1,100 customers worldwide, Logility is the leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point- of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Katun Corporation, Leviton Manufacturing Company, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com .

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Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

SOURCE  American Software, Inc.; Logility, Inc.
    -0-                             03/03/2005
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc. and Logility, Inc., +1-404-264-5477/
    /Company News On-Call:  http://www.prnewswire.com/comp/120967.html
                            http://www.prnewswire.com/comp/048263.html /
    /Web site:  http://www.amsoftware.com
                http://www.logility.com /
    (AMSWA LGTY)